Exhibit 3.2

SECOND

AMENDED AND RESTATED BYLAWS

OF

HCA HEALTHCARE, INC.

A Delaware Corporation

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of HCA Healthcare, Inc. (the “Corporation”) in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.

SECTION 2. ANNUAL MEETING; ELECTION OF DIRECTORS. The annual meeting of stockholders shall be held at such date, time and place, if any, as shall be designated by the Board of Directors and stated in a notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect the Board of Directors and transact such other business as may properly be brought before the meeting. In uncontested director elections each director is elected by the vote of the majority of the votes cast; provided, however, that if the number of nominees proposed to be elected at that annual meeting of stockholders exceeds the number of directors proposed to be elected at that annual meeting of stockholders, then the persons receiving the greatest number of votes, up to the number of directors proposed to be elected at that annual meeting of stockholders, shall be elected. An uncontested director election means an election in which the number of nominees proposed to be elected at that annual meeting of stockholders is equal to the number of directors proposed to be elected at that annual meeting of stockholders. A majority of the votes cast means that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” that director. Shares voted shall not include a share otherwise present at the meeting but which abstains from voting on a director, or gives no authority or direction. An incumbent nominee not receiving a majority of the votes cast shall tender his or her resignation to the secretary of the Corporation for consideration by the Board of Directors, which resignation shall be contingent upon the acceptance thereof by the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors shall recommend to the Board of Directors the action to be taken with respect to the resignation. The Board of Directors will publicly disclose its decision with respect to the resignation and the rationale behind its decision within ninety (90) days of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation to the Board of Directors and the Board of Directors in making its decision with respect to the resignation may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors or the decision of the Board of Directors with respect to his or her resignation. An incumbent nominee not receiving a majority of the votes cast in an uncontested election shall continue to serve until (i) the director’s successor is elected and qualifies or (ii) the Board of Directors accepts the director’s resignation. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 11 of Article III of these Bylaws or may decrease the size of the Board of Directors pursuant to the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).

SECTION 3. SPECIAL MEETINGS. A. Special meetings of the stockholders may be called at any time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors, or by the chief executive officer, and, subject to the requirements of this Section 3 and such other sections of these Bylaws as are applicable, a special meeting of the stockholders shall be called by the secretary of the Corporation upon written request to the secretary of the Corporation (each such request, a “Special Meeting Request” and such meeting a “Stockholder Requested Special Meeting”) of the holders of record of at least fifteen percent (15%) of the voting power of all outstanding shares of common stock of the Corporation (the “Common Stock”) entitled to vote at such meeting, which shares are determined to be “owned” (as defined below) (the “Requisite Percentage”), who have held such shares continuously for at least one year (such period, the “One-Year Period”) as of both (1) the date (the “Request Date”) such Special Meeting Request is delivered to or mailed to and received by the secretary of the Corporation in accordance with this Section 3 and (2) the record date for determining the stockholders entitled to vote at the Stockholder Requested Special Meeting and must continue to own the Requisite Percentage through such Stockholder Requested Special Meeting date; and who have complied in full with the requirements set forth in these Bylaws. A special meeting of stockholders, including any Stockholder Requested Special Meeting, may be held at such date, time and place, if any, within or without the State of Delaware as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be no fewer than thirty (30) and no more than ninety (90) days from the date a Special Meeting Request(s) satisfying the requirements set forth in these Bylaws and representing the Requisite Percentage is received by the secretary of the Corporation (or, in the case of any litigation related to the validity of the Special Meeting Request(s), 90 days after the resolution of such litigation); provided, further, that the Board of Directors shall have the discretion to cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in Section 3(D) below. Except in accordance with this Section 3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

For purposes of determining the Requisite Percentage, a stockholder shall be deemed to “own” only those shares of Common Stock as to which the stockholder(s) of record making the Special Meeting Request or beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (1) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares of Common Stock of the Corporation or with cash based on the notional amount or value of shares of outstanding Common Stock of the Corporation subject thereto, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree any gain or loss realized or realizable arising from maintaining the full economic ownership of such shares by such stockholder or Affiliate. For purposes of this Section 3, a stockholder shall “own” shares held in the name of its bank, broker or other nominee or intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares through the special meeting date. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and (x) will promptly recall such loaned shares upon having received notice of the Stockholder Requested Special Meeting and (y) will continue to hold such recalled shares through the date of the Stockholder Requested Special Meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of Common Stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders.

B. To be in proper form and valid, a Special Meeting Request must be signed by the holders of the Requisite Percentage (or their duly authorized agents), be delivered to or mailed to and received by the secretary of the Corporation at the Corporation’s principal executive offices by registered mail, return receipt requested or by nationally recognized private overnight courier service and shall (A) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (B) bear the date of signature of each stockholder (or duly authorized agent) signing the request, (C) include (w) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the request is signed), (x) the number of shares of Common Stock “owned” by such stockholder, (y) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the One-Year Period) verifying that, as of a date within seven (7) calendar days prior to the Request Date, the Requesting Stockholder owns, and has owned continuously for the One-Year Period, the Requisite Percentage, and the Requesting Stockholder’s agreement to provide, within five (5) business days after the record date for the Stockholder Requested Special Meeting, written statements from the record holder and intermediaries verifying the Requesting Stockholder’s continuous ownership of the Requisite Percentage through the record date; and (z) a certification from the stockholder submitting the request that the stockholders signing the request in the aggregate satisfy the Requisite Percentage, (D) describe any material interest of each such stockholder in the specific purpose or purposes of the meeting, (E) contain any other information that would be required to be provided by a stockholder seeking to nominate directors or bring an item of business before an annual meeting of stockholders pursuant to Section 11 of Article II of these Bylaws, (F) include an acknowledgment by each stockholder and any duly authorized agent that any reduction in shares of Common Stock “owned” by such stockholder as of the date of delivery of the Special Meeting Request and prior to the record date for the proposed Stockholder Requested Special Meeting shall constitute a revocation of such request to the extent of such reduction, (G) include an agreement by each stockholder and any duly authorized agent to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to notify the Corporation promptly, in the event of any decrease in shares of Common Stock “owned” by such stockholder following the delivery of the Special Meeting Request, and (H) include an agreement by each stockholder and any duly authorized agent to update the information provided to the Corporation to ensure that it is true and correct as of the record date for notice of the Stockholder Requested Special Meeting, and as of fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update shall be delivered to the secretary of the Corporation at the Corporation’s principal executive offices by registered mail, return receipt requested or by nationally recognized private overnight courier service not later than five (5) days after the record date of the Stockholder Requested Special Meeting (in the case of the update required to be made as of the record date), and not later than ten (10) days prior to the date of the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of fifteen (15) days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof). In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, in the event that the Requesting Stockholder consists of a group of stockholders, the requirements and obligations applicable to an individual Requesting Stockholder that are set forth in these Bylaws, including the One-Year Period, shall apply to each member of such group individually; provided, however, that the Requisite Percentage shall apply to the continuous ownership of the eligible group in the aggregate.

C. In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage who have held such shares continuously for the One-Year Period, multiple Special Meeting Requests delivered to the secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the secretary of the Corporation. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

D. At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 3, a Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these Bylaws, (ii) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the secretary of the Corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special

Meeting Request, (iv) the Special Meeting Request is received by the secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to receipt by the secretary of the Corporation of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing of the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act (as hereinafter defined), or other applicable law.

E. Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chairperson of the Stockholder Requested Special Meeting shall determine at such meeting whether any proposed business or other matter to be transacted by the stockholders has not been properly brought before the special meeting and, if he or she should so determine, the chairperson shall declare that such proposed business or other matter was not properly brought before the meeting and such business or other matter shall not be presented for stockholder action at the meeting. In addition, notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the Requesting Stockholder(s) (or a qualified representative of the stockholder) does not appear at the Stockholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

SECTION 4. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take action at a meeting, notice of each annual and special meeting of stockholders stating the date, time and place, if any, of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice. Subject to the requirements of applicable law, notice may be provided by mail, private carrier, facsimile transmission or other form of wire, wireless or other means of electronic transmission. Subject to the requirements of applicable law, notice provided to a stockholder’s e-mail address as indicated on the records of the Corporation shall be deemed proper notice for any purpose set forth in these Bylaws. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any waiver of notice.

SECTION 5. LIST OF STOCKHOLDERS. The officer having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principle place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6. QUORUM; ADJOURNMENTS. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the chairman of the meeting or the stockholders entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after adjournment a new record date for the determination of stockholders entitled to vote is set, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give a notice of the adjourned meeting to each stockholder of record as of the record date fixed for notice of the adjourned meeting.

SECTION 7. ORGANIZATION; CONDUCT OF MEETING. At each meeting of stockholders, the chairman of the board, if one shall have been elected, or, in his absence or if one shall not have been elected, the chief executive officer shall act as chairman of the meeting. The secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) rules and procedures for maintaining order at the meeting and the safety of those present; (ii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (iv) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should determine, such chairman shall so declare to the meeting and any such nomination or matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 9. VOTING. Except as otherwise provided by the Certificate of Incorporation, the General Corporation Law of the State of Delaware or the certificate of designation relating to any outstanding class or series of preferred stock, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

A. on the date fixed pursuant to the provisions of Section 13 of this Article II as the record date for the determination of the stockholders who shall be entitled to vote at such meeting; or

B. if no such record date shall have been so fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law of the State of Delaware, the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any law or regulation applicable to the Corporation or its securities or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy.

SECTION 10. INSPECTORS. The Board of Directors may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11. PROPOSALS AND NOMINATIONS FOR MEETINGS OF STOCKHOLDERS.

A. At an annual meeting of stockholders, only such nominations of persons for election to the Board of Directors and other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be:

i.

brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or an authorized committee thereof,

ii.	brought before the meeting by or at the direction of the Board of Directors or an authorized committee thereof, or

iii.	otherwise properly brought before the meeting by a stockholder who:

(a)

was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nominations of persons for election to the Board of Directors or other business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 11 and at the time of the meeting,

(b)	is entitled to vote at the meeting, and

(c)	has complied with this Section 11 and, if applicable, Section 14 of this Article II as to such business.

Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), or pursuant to Section 14 of this Article II, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders or to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of stockholders. The only matters that may be brought before a special meeting of stockholders are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 4 of this Article II.

B. For business to be properly brought before an annual meeting by a stockholder, or for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or a special meeting of stockholders properly called for the election of directors pursuant to Section 3 of this Article II, the stockholder must provide timely written notice in proper form to the Corporation (the “Stockholder Notice”) and provide any updates or supplements to such Stockholder Notice at the times and in the forms required by this Section 11 (or, as applicable, Section 14 of this Article II). This Section 11 shall constitute an “advance notice provision” for purposes of Rule 14a-4(c)(1) under the Exchange Act.

C. To be timely, the Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, addressed to the secretary of the Corporation:

i.

in the case of an annual meeting, no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the Stockholder Notice must be received no earlier than one hundred twenty (120) days before such annual meeting and no later than the later of ninety (90) days before such annual meeting or the tenth day after the day on which Public Disclosure of the date of such meeting is first made, and

ii.

in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of stockholders called for the purpose of electing directors, no earlier than one hundred twenty (120) days before such special meeting and no later than the later of ninety (90) days before such special meeting or the tenth day after the day on which Public Disclosure of the date of such meeting is first made.

In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a meeting of stockholders commence a new time period (or extend any time period) for the giving of the Stockholder Notice.

D. To be in proper form, the Stockholder Notice must:

i.

set forth the name and address of the stockholder giving the Stockholder Notice (and any beneficial owner, if different, on whose behalf such Stockholder Notice is submitted) (the stockholder giving the Stockholder Notice, or, if the Stockholder Notice is submitted on behalf of a beneficial owner, such beneficial owner, is referred to herein as the “Proponent”) as they appear on the Corporation’s books and the name and address of any Stockholder Associated Person(s) for which disclosure is required by clause (ii) below,

ii.	set forth the following information:

(a)

the class and number of shares of capital stock of the Corporation that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and of record by the Proponent and any Stockholder Associated Person,

(b)	the date such shares were acquired,

(c)

a description in reasonable detail of any option, warrant, convertible security, stock appreciation right or similar right directly or indirectly owned by the Proponent or any Stockholder Associated Person with an exercise or conversion privilege or a settlement payment or mechanism at a price related to shares of any class or series of stock of the Corporation, or with a value derived in whole or in part from the price, value or volatility of shares of any class or series of stock of the Corporation, whether or not such instrument or right shall convey any voting rights in such shares, be subject to settlement in the underlying class or series of stock of the Corporation or be subject to other transactions that hedge or mitigate the economic effect of such transactions, or any other direct or indirect opportunity to profit from any increase or decrease in the value of shares of any class or series of stock of the Corporation (“Derivative Interests”),

(d)

a description in reasonable detail of any proxy, contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Stockholder Associated Person has a right to vote any shares of any class or series of stock of the Corporation (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A),

(e)

any agreement, arrangement, understanding or relationship, including any repurchase or so-called “stock borrowing” agreement or arrangement, engaged in directly or indirectly by the Proponent or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proponent or Stockholder Associated Person with respect to the shares of any class or series of stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of stock of the Corporation (“Short Interests”),

(f)

any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by the Proponent or any Stockholder Associated Person that are separated or separable from the underlying shares of stock of the Corporation,

(g)

any performance-related fees (other than an asset-based fee) that the Proponent or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of any class or series of the stock of the Corporation or any Derivative Interest or Short Interest,

(h)

any arrangements, rights or other interests described in Section 11(D)(ii)(c)-(g) above held by members of the Proponent’s or any Stockholder Associated Person’s immediate family sharing the same household,

(i)

a representation that the Proponent intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the Stockholder Notice and whether or not the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies or votes from stockholders in support of the nomination(s) or other business proposed,

(j)

a certification regarding whether or not the Proponent and Stockholder Associated Person(s) have complied with all applicable federal, state and other legal requirements in connection with the Proponent’s and/or Stockholder Associated Persons’ acquisition of shares of capital stock or other securities of the Corporation and/or the Proponent’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation,

(k)

any other information relating to the Proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(l)

any other information as reasonably requested by the Corporation (the disclosures to be made pursuant to the foregoing causes (a) through (k) are referred to as “Disclosable Interests”; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proponent solely as a result of being the stockholder directed to prepare and submit the Stockholder Notice on behalf of a beneficial owner).

Such information shall be provided as of the date of the Stockholder Notice and shall be supplemented by the Proponent not later than ten (10) days after the record date for the determination of stockholders entitled to notice of the meeting to disclose information as of the record date.

iii.

if the Stockholder Notice relates to any business that the Proponent proposes to bring before the meeting other than a nomination of a person or persons for election to the Board of Directors, it must set forth:

(a)

a brief description of the business that the Proponent proposes to bring before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Certificate of Incorporation or Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the meeting,

(b)	any material interest in such business of the Proponent or any Stockholder Associated Person, and

(c)

a reasonably detailed description of all agreements, arrangements and understandings between the Proponent or any Stockholder Associated Person and any other person (including their names) in connection with the proposed business.

iv.	set forth, as to each person, if any, whom the Proponent proposes to nominate for election or reelection to the Board of Directors:

(a)

all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for an election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected),

(b)

a description of any agreements, arrangements and understandings between or among the Proponent or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such person for election as a director, and

(c)

a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Proponent or any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Proponent making the nomination or on whose behalf the nomination is made, if any, or any Stockholder Associated Person, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

v.

include a completed and signed questionnaire with respect to each nominee for election or reelection to the Board of Directors, in the form to be provided by the secretary of the Corporation upon request, setting forth the information described in clause (E) below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.

E. For a nominee of a stockholder to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must complete and deliver (in accordance with the time periods prescribed for delivery of a Stockholder Notice under this Section 11 or, in the case of a Stockholder Nominee (as defined below), the time periods prescribed for delivery of a Proxy Access Notice under Section 14 of this Article II) to the secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the secretary upon written request) that such person:

i.	is not and will not become a party to:

(a)

any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(b)	any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

ii.

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

iii.

in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

F. Only such persons who are nominated in accordance with the procedures set forth in this Section 11 and, if applicable, Section 14 of this Article II shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall determine whether any nominee or business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any nominee or proposed business has not been properly brought before the meeting, the chairman shall declare that such nominee shall not be considered for election or such proposed business shall not be presented for stockholder action at the meeting. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder does not provide the supplemental information required regarding both the stockholder and any Stockholder Associated Persons under Section 11(D)(ii) or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nominee or proper business described in the Stockholder Notice, such nominee shall not be presented for election or such business shall not be transacted, notwithstanding that proxies in respect of such election or such business may have been received by the Corporation. For purposes of this Section 11, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

G. As referred to herein, “Public Disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or the filing of information with the Securities and Exchange Commission via the EDGAR filing system.

H. As referred to herein, “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of any class or series of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

I. The foregoing notice requirements of this Section 11 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

J. Notwithstanding anything to the contrary contained in this Section 11, for as long as the Stockholders’ Agreement dated as of March 9, 2011 among the Corporation, Hercules Holding II and affiliates of various equity sponsors (as may be amended, supplemented or modified from time to time, the “Stockholders’ Agreement”) remains in effect, no Investor Group (as defined in the Stockholders’ Agreement) that has the right to nominate a person to be elected to the Board of Directors pursuant to the Stockholders’ Agreement shall be subject to the procedures of this Section 11 or Section 14 of this Article II to nominate any such person to be elected to the Board of Directors.

SECTION 12. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SECTION 13. FIXING A RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 14. PROXY ACCESS FOR DIRECTOR NOMINATIONS.

A. With respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 14 and Section 11 of this Article II (as applicable), the Corporation shall include in its proxy statement (including its form of proxy) for such annual meeting, in addition to any persons nominated for election by the Board of Directors, the name, together with the “Proxy Access Required Information,” of any person or persons, as applicable, nominated for election to the Board of Directors (the “Stockholder Nominee(s)”), each of whom satisfies the requirements of this Section 14 and Section 11 of this Article II (as applicable) and the director qualification requirements set forth in the Corporation’s Corporate Governance Guidelines and any other document(s) setting forth qualifications for directors, by an individual eligible stockholder or group of up to twenty (20) eligible stockholders (such eligible stockholder or eligible members of a group, the “Proxy Access Eligible Stockholder”) who expressly elects in writing at the time of providing the notice required by this Section 14 (the “Proxy

Access Notice”) to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Section 14; provided, however, that a stockholder that has a contractual right to designate one or more nominees for director shall not be, and any of such stockholder’s respective affiliates or associates and/or any others acting in concert with any of the foregoing shall not be, a Proxy Access Eligible Stockholder and shall not be eligible to participate in a group of stockholders constituting a Proxy Access Eligible Stockholder.

B. To be timely for purposes of this Section 14, the Proxy Access Notice must be made by notice in writing delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, such Proxy Access Notice shall be made by notice in writing delivered to, or mailed and received by, the secretary of the Corporation no later than ninety (90) days prior to such annual meeting of stockholders or, if later, ten (10) days following the day on which notice of the date of the meeting was mailed or Public Disclosure of the date of such annual meeting of stockholders was first made, whichever occurs first. In no event will an adjournment or postponement of an annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a Proxy Access Notice as provided above.

C. The maximum number of Stockholder Nominees nominated by all Proxy Access Eligible Stockholders that will be required to be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) the Specified Percentage of the number of directors in office as of the last day on which a Proxy Access Notice may be timely delivered pursuant to and in accordance with this Section 14 (the “Final Proxy Access Nomination Date”), rounded down to the closest whole number below the Specified Percentage if such amount is not a whole number; provided, however, that the maximum number of Stockholder Nominees shall be reduced by (1) the number of director candidates for which the Corporation shall have received one or more valid Stockholder Notices pursuant to Section 11 of this Article II, (2) the number of director candidates that the Board of Directors nominates pursuant to an agreement, arrangement or other understanding with one or more stockholders in lieu of such director candidates being formally nominated pursuant to this Section 14, (3) the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 14, other than any such director referred to in clause (2) or this clause (3) who, at the time of such annual meeting of stockholders, will have served as a director continuously as a nominee of the Board of Directors for at least three annual terms and (4) the number of Stockholder Nominees whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 14 but who were subsequently withdrawn or who the Board of Directors decides to nominate as Board of Director nominees. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any Proxy Access Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 14 shall rank such Stockholder Nominees based on the order that the Proxy Access Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Proxy Access Eligible Stockholders pursuant to this Section 14 exceeds the maximum number of nominees provided for in this Section 14. In the event that the number of Stockholder Nominees submitted by Proxy Access Eligible Stockholders pursuant to this Section 14 exceeds the maximum number of nominees provided for in this Section 14, the highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Proxy Access Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation each Proxy Access Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Proxy Access Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 14, if the Corporation receives notice pursuant to Section 11 of this Article II that a stockholder intends to nominate for election at such meeting a number of nominees greater than or equal to a majority of the total number of directors to be elected at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 14.

D. For purposes of this Section 14:

i.	the term “Affiliates” shall have the meaning ascribed to it in Rule 12b-2 under the Exchange Act,

ii.	the “Minimum Holding Period” is three (3) years,

iii.

the “Proxy Access Required Information” that the Corporation will include in its proxy statement is the information provided to the secretary of the Corporation concerning the Stockholder Nominee(s) and the Proxy Access Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Proxy Access Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 14, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard,

iv.	the “Required Ownership Percentage” is 3% or more,

v.	the “Specified Percentage” is 20%, and

vi.

a Proxy Access Eligible Stockholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the stockholder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (1) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares of capital stock of the Corporation or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation subject thereto, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree any gain or loss realized or realizable arising from maintaining the full economic ownership of such shares by such stockholder or Affiliate. For purposes of this Section 14, a stockholder shall “own” shares held in the name of its bank, broker or other nominee or intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares through the annual meeting date. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and (x) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (y) will continue to hold such recalled shares through the annual meeting date. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders.

E. In order to make a nomination pursuant to this Section 14, a Proxy Access Eligible Stockholder must have owned the Required Ownership Percentage of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the “Required Shares”) continuously for the Minimum Holding Period as of both (1) the date the Proxy Access Notice is delivered to or mailed to and received by the secretary of the Corporation in accordance with this Section 14 and (2) the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must continue to own the Required Shares through such annual meeting date. A Proxy Access Eligible Stockholder shall certify in its Proxy Access Notice the number of eligible shares of outstanding capital stock of the Corporation it asserts it is deemed to own for the purposes of this Section 14. The aggregate number of stockholders whose collective stock ownership may be counted for the purpose of satisfying the Required Ownership Percentage shall not exceed twenty (20), and no stockholder may be a member of more than one group under this Section 14. Two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders under this Section 14. No later than the end of the time period specified in this Section 14 for delivering the Proxy Access Notice, a Qualifying Fund Family whose stock ownership is counted for purposes of qualifying as a Proxy Access Eligible Stockholder must provide to the secretary of the Corporation documentation reasonably satisfactory to the Board of Directors, or any committee thereof, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof. Within the time period specified in this Section 14 for delivering the Proxy Access Notice, a Proxy Access Eligible Stockholder (including each stockholder, whether individually or as a member of an eligible group, and each fund comprising a Qualifying Fund Family) must provide the following information in writing to the secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to or mailed to and received by the secretary of the Corporation, the Proxy Access Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Proxy Access Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Proxy Access Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information and representations that are the same as those that would be required to be set forth in a Stockholder Notice of nomination pursuant to Section 11 of this Article II; (iv) the consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; (v) a representation that the Proxy Access Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not have any such intent, (b) will maintain qualifying ownership of the Required Shares through the date of the annual meeting of stockholders, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (d) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (e) has not nominated and will not nominate for election any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s), (f) agrees to comply with all applicable laws, rules and regulations with respect to any solicitation in connection with the meeting and will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or an exemption from filing is available thereunder, and (g) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) an undertaking that the Proxy Access Eligible Stockholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the Proxy Access Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Proxy Access Eligible Stockholder provided to the Corporation and (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted and/or efforts to have its Stockholder Nominee(s) elected by the Proxy Access Eligible Stockholder pursuant to this Section 14; and (vii) in the case of a nomination under this Section 14 by a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination. For the avoidance of doubt, in the event that the Proxy Access Eligible Stockholder consists of a group of stockholders, the requirements and obligations applicable to an individual Proxy Access Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period, shall apply to each member of such group individually; provided, however, that the Required Ownership Percentage shall apply to the continuous ownership of the eligible group in the aggregate.

F. In the event that any information or communications provided by the Proxy Access Eligible Stockholder or any Stockholder Nominee(s) to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Proxy Access Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

G. The Corporation shall not be required to include, pursuant to this Section 14, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the shares of capital stock of the Corporation are traded, or any applicable state or federal law, rule or regulation, or any of the Corporation’s publicly disclosed standards or qualifications applicable to its directors; (ii) for which the secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 11 of this Article II; (iii) who is not independent as determined by the Board of Directors under (a) the listing standards of each principal U.S. exchange upon which the shares of capital stock of the Corporation are listed, (b) any applicable rules of the Securities and Exchange Commission and (c) any publicly disclosed standards used by the Board of Directors in determining independence of the Corporation’s directors; (iv) if the Proxy Access Eligible Stockholder that has nominated such Stockholder Nominee or any such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than the Proxy Access Eligible Stockholder’s Stockholder Nominee(s) or a nominee of the Board of Directors; (v) if the Stockholder Nominee is or becomes a party to any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation, payment, reimbursement or indemnification from any person or entity other than the Corporation, in each case, in connection with service as a director of the Corporation; (vi) if the Stockholder Nominee is or becomes a party to any Voting Commitment; (vii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (x) if such Stockholder Nominee or the applicable Proxy Access Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement(s) made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof; (xi) whose then-current or prior business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to applicable law; or (xii) the Proxy Access Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations, agreements, representations and/or undertakings pursuant to these Bylaws, including this Section 14.

H. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election or (ii) becomes ineligible or unavailable for or withdraws from election at the annual meeting of stockholders, will be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two annual meetings of stockholders. Any Proxy Access Eligible Stockholder (including each stockholder or fund comprising a Qualifying Fund Family whose stock ownership is counted for the purposes of qualifying as a Proxy Access Eligible Stockholder) whose Stockholder Nominee is elected as a director at an annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following two annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee in accordance with this Section 14. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of stockholders shall declare a nomination by a Proxy Access Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Proxy Access Eligible Stockholder shall have breached its or their obligations under this Section 14, as determined by the Board of Directors or such presiding officer or (ii) the Proxy Access Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 14.

I. This Section 14 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. This Section 14 shall not prevent a stockholder from nominating a person to the Board of Directors pursuant to and in accordance with Section 11 of this Article II instead of pursuant to and in accordance with this Section 14. For the avoidance of doubt, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Proxy Access Eligible Stockholder and/or stockholder director nominees (including any Stockholder Nominee) for director, including any information provided to the Corporation with respect to the foregoing.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the General Corporation Law of the State of Delaware or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. ANNUAL MEETINGS. Unless the Board of Directors shall otherwise provide, the annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place, if any, as, the annual meeting of stockholders.

SECTION 3. REGULAR MEETINGS AND SPECIAL MEETINGS. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such time and at such place, if any, as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer (if the chief executive officer is a director) or upon the written request of at least a majority of the directors then in office.

SECTION 4. NOTICE OF MEETINGS. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the secretary as hereinafter provided in this Section 4, in which notice shall be stated the date, time and place, if any, of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least

(a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by facsimile transmission, e-mail or other form of wire, wireless, or other means of electronic transmission or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by facsimile transmission, e-mail or other form of wire, wireless, or other means of electronic transmission. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 5. WAIVER OF NOTICE AND PRESUMPTION OF ASSENT. Any director may waive notice of any meeting by a written waiver signed by the director entitled to the notice or a waiver by electronic transmission by the director entitled to the notice. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

SECTION 6. CHAIRMAN OF THE BOARD, QUORUM, REQUIRED VOTE AND ADJOURNMENT. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the chairman of the board is not present at a meeting of stockholders or the Board of Directors, the chief executive officer (if the chief executive officer is a director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to so preside. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7. COMMITTEES. The Board of Directors (i) may, by resolution passed by the Board of Directors, designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on a securities exchange, by resolution passed by the Board of Directors, designate all committees required by the rules and regulations of the principal U.S. exchange upon which the shares of capital stock of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the principal U.S. exchange upon which the shares of capital stock of the Corporation are listed, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

SECTION 8. COMMITTEE RULES. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 9. COMMUNICATIONS EQUIPMENT. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this Section 9 shall constitute presence in person at the meeting.

SECTION 10. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in accordance with applicable law, and the writing or other evidence (including electronic transmission) of such consent is filed with the minutes of proceedings of the Board of Directors or committee, as applicable.

SECTION 11. RESIGNATIONS; NEWLY CREATED DIRECTORSHIPS; VACANCIES; AND REMOVALS. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation. Except as contemplated by Section 2 of Article II of these Bylaws, any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein or as contemplated by Section 2 of Article II of these Bylaws, the acceptance of such resignation shall not be necessary to make it effective. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled as provided in the Certificate of Incorporation. Any director may be removed as provided in the Certificate of Incorporation.

SECTION 12. COMPENSATION. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 13. RELIANCE ON BOOKS AND RECORDS. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall be elected by the Board of Directors and may include the chairman of the board, the chief executive officer, the president, the chief financial officer, the chief operating officer, one or more group officers (including group presidents and group financial officers), one or more vice presidents (including senior vice presidents, executive vice presidents or other classifications of vice presidents), the secretary and treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

SECTION 3. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the Corporation. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 4. REMOVAL. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5. VACANCIES. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer and secretary shall be filled as expeditiously as possible.

SECTION 6. COMPENSATION. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or regulation, including any exchange or market upon which the Corporation’s securities are then listed for trading or quotation.

SECTION 7. CHIEF EXECUTIVE OFFICER. The chief executive officer, subject to the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a chairman or in the absence or inability to act of the chairman of the board, the chief executive officer shall exercise all of the powers and discharge all of the duties of the chairman of the board, but only if the chief executive officer is a director of the Corporation.

SECTION 8. PRESIDENT. The president shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation and shall perform such other duties as the Board of Directors, the chairman of the board or the chief executive officer may, from time to time, prescribe. At the request of the chief executive officer or in his or her absence or in the event of his or her inability or refusal to act, the president shall perform the duties of the chief executive officer.

SECTION 9. CHIEF OPERATING OFFICER. The chief operating officer shall have the general powers and duties of supervision and management usually vested in the office of the chief operating officer of a corporation and shall perform such other duties as the Board of Directors, the chairman of the board or the chief executive officer may, from time to time, prescribe.

SECTION 10. GROUP OFFICERS. Each group officer shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the chairman of the board, the chief executive officer or the president.

SECTION 11. VICE-PRESIDENTS. Each vice president shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the chairman of the board, the chief executive officer or the president.

SECTION 12. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or secretary may, from time to time, prescribe.

SECTION 13. CHIEF FINANCIAL OFFICER. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the financial condition of the Corporation; shall have such powers and perform such duties incident to the position of chief financial officer as the Board of Directors, the chairman of the board, the chief executive officer, the president or these Bylaws may, from time to time, prescribe. The chief financial officer may also be the treasurer if so determined by the Board of Directors.

SECTION 14. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the chairman of the board, the chief executive officer, the president or a vice president.

SECTION 15. OFFICERS’ BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

SECTION 16. ABSENCE OR DISABILITY OF OFFICERS. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

ARTICLE V

CERTIFICATES OF STOCK

SECTION 1. SHARES WITH OR WITHOUT CERTIFICATES. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates. The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

SECTION 2. SHARES WITH CERTIFICATES. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of the State of Delaware, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) may be summarized on the front or back of each certificate. Alternatively, each certificate may state on its front or back that the Corporation will furnish the stockholder this information in writing, without charge, upon request.

Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the chairperson or vice-chairperson of the Board of Directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

SECTION 3. SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the General Corporation Law of the State of Delaware, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required on certificates by Section 2 of Article V of these Bylaws and any other information required by the General Corporation Law of the State of Delaware. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

SECTION 4. SUBSCRIPTIONS FOR SHARES. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

SECTION 5. TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his or her legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his or her attorney, authorized by a power of attorney duly executed and filed with the secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law.

SECTION 6. LOST, DESTROYED OR STOLEN CERTIFICATES. In case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon the terms prescribed by the Board of Directors, including provision for indemnification of the Corporation secured by a bond or other security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 2. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 3. CONTRACTS. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 4. LOANS. Subject to compliance with applicable law (including the Sarbanes-Oxley Act of 2002, as amended), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 4 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each fiscal year and may hereafter be changed by resolution of the Board of Directors.

SECTION 6. CORPORATE SEAL. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section 6.

SECTION 7. VOTING SECURITIES OWNED BY CORPORATION. Voting securities in any other entity held by the Corporation shall be voted by the chief executive officer, the president or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

SECTION 8. INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

SECTION 9. SECTION HEADINGS. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 10. INCONSISTENT PROVISIONS. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of directors then in office. Any amendment, alteration, change, addition or repeal of these Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation, voting together as a class, entitled to vote on such amendment, alteration, change, addition or repeal.